EXHIBIT 99.1







FOR IMMEDIATE RELEASE                         Contact:  Michael J. Jeffries
                                              (732) 542-2800
December 20, 2005



       OSTEOTECH RECEIVES ITS SECOND FDA CLEARANCE FOR ITS NEW GRAFTCAGE(TM)
                    PRODUCT LINE, THE GRAFTCAGE(TM) TLX SYSTEM


Osteotech, Inc. (NASDAQ: OSTE) announced today that the Food and Drug Administration ("FDA") has cleared its 510(k) application for the GraftCage(TM) TLX System, the second approval for Osteotech's GraftCage(TM) Product Line in the last two weeks. The GraftCage(TM) TLX, along with the GraftCage(TM) ACX, is manufactured from Invibio's PEEK-OPTIMA(R) polymer.

Sam Owusu-Akyaw, Osteotech's President and Chief Operating Officer, stated, "We now have FDA clearance to distribute two different products in our GraftCage(TM) Product Line, the GraftCage(TM) ACX and GraftCage(TM) TLX, both of which we anticipate distributing in the first quarter of 2006. These two new products, along with additional GraftCage(TM) Product Line extensions we expect to introduce in 2006, will allow Osteotech to compete in that portion of the spinal interbody market dominated by PEEK products, which in 2005 approximates $221 million."

Mr. Owusu-Akyaw continued, "We have coordinated the design of our GraftCage(TM) Product Line with the design of our Xpanse(TM) Bone Inserts to allow us to have an Xpanse(TM) Bone Insert which can be utilized with each GraftCage(TM) Product configuration. When used together, the GraftCage(TM) Products and the Xpanse(TM) Bone Inserts create a unique vertebral body spacer allowing for maximum endplate contact, structural support, osteoinductivity and osteoconductivity. We believe the use of our Xpanse(TM) Bone Inserts with our GraftCage(TM) PEEK based products gives us a competitive advantage over other spinal implants manufactured from PEEK."

The GraftCage(TM) TLX, like the GraftCage(TM) ACX, is designed for strength and ease of insertion by surgeons, can be implanted utilizing existing Osteotech instrumentation and features titanium markers to facilitate intra-operative and post-operative radiographic assessments. The GraftCage(TM) TLX is intended to replace a collapsed, damaged, or unstable vertebral body in the thoracic or lumbar spine. It is indicated for a partial or total vertebrectomy in cases of tumor or trauma related damage to the vertebral body. The GraftCage(TM) TLX is intended to achieve anterior decompression of the spinal cord and neural tissues and to restore the height of a collapsed vertebral body.

Certain statements made in this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that the actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of the FDA to clear the Company's additional 510(k) submissions, the continued acceptance and growth of current products and services, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in their marketplace, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company's periodic reports (including the Annual report on Form 10-K for the year ended December 31, 2004 and the Form 10-Q for each of the first three quarters of
2005) filed with the Securities and Exchange Commission. All information in this press release is as of December 20, 2005 and the Company undertakes no duty to update this information.

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech or this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.


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